UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2013

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

5 Centerpointe Drive, Suite 400 Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(971) 204-0382

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 27, 2013, the board of directors (the “Board”) of CytoDyn Inc. (the “Company”) appointed A. Bruce Montgomery, M.D., to serve as a member of the Board. No decision has been made with regard to appointment of Dr. Montgomery to any Board committees.

No arrangement or understanding exists between Dr. Montgomery and any other person pursuant to which Dr. Montgomery has been appointed as a director. Dr. Montgomery will be compensated for his services as a director consistent with the Company’s compensation policies for nonemployee directors generally. A summary of the Company’s compensation program for nonemployee directors effective June 1, 2013, is included as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended May 31, 2013, and incorporated herein by reference. On September 27, 2013, the Board granted a stock option to Dr. Montgomery under the Company’s 2012 Equity Incentive Plan covering 33,836 shares of Common Stock with an exercise price of $0.99 per share and a term of five years.

Additional information regarding Dr. Montgomery is included in Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Form 8-K.

99.1	Press release dated October 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: October 3, 2013	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer